EXHIBIT 5.1

Allan R. Conge
713.358.1700 (Main)
713.358.1764 (Direct)
713.358.1717 (Fax)
 aconge@burlesoncooke.com

November 8, 2007

Petro Resources Corporation
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056

Gentlemen:

We have acted as counsel to Petro Resources Corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (as the same may be amended from time to time, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the sale by certain selling stockholders (the “Selling Stockholders”) of (a) 1,773,233 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable upon the conversion (the “Conversion Shares”) of shares of the Series A Preferred Stock of the Company, described in the Registration Statement and (b) 240,000 Shares issuable upon the exercise of warrants (the “Warrant Shares”), described in the Registration Statement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (a) the Certificate of Incorporation of the Company, as amended (b) the Amended and Restated Bylaws of the Company, as amended, (c) the Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of the Company (the “Certificate of Designations”), (d) the form of Common Stock purchase warrant, dated November 21, 2005 (the “Warrant”), (e) certain resolutions of the board of directors of the Company, and (f) such other instruments relating to the authorization and issuance of such Shares of Common Stock as we have deemed relevant and necessary for the opinion hereinafter expressed.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing the documents submitted to us, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.  We have made no independent investigation or inquiry with respect to any such factual matters.

On the basis of the foregoing, we are of the opinion that (i) the Conversion Shares to be offered and sold by the Selling Stockholders have been duly authorized, and when issued upon conversion in accordance with the terms of the Certificate of Designations, will be legally issued, fully paid and non-assessable; and (ii) the Warrant Shares to be offered and sold by the Selling Stockholders have been duly authorized, and when issued upon exercise in accordance with the terms of the Warrant, will be legally issued, fully paid and non-assessable.

Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.  The foregoing opinion is limited to matters governed by the General Corporation Law of the State of Delaware, including its statutory provisions, all applicable provisions of the Delaware Constitution, and all reported judicial decisions interpreting such provisions.  We assume no obligation to supplement this opinion if, after the date hereof, applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

The opinion expressed herein may be relied upon by the Company in connection with the registration of the Conversion Shares and the Warrant Shares, as contemplated by, and in conformity with, the Registration Statement.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very Truly Yours, /s/ Burleson Cooke, LLP Burleson Cooke, LLP

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